UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2011

TASER International
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17800 N 85th St, Scottsdale, Arizona		85255
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 991-0797

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 28, 2011, TASER International, Inc. (the "Company") issued a press release announcing that its Board of Directors authorized the repurchase of up to $20.0 million of the Company’s outstanding common stock. In order to facilitate the repurchase of its common stock, on August 16, 2011, the Company adopted a stock trading plan (the "Plan") established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Purchases in the open market pursuant to the Plan will be made in compliance with Rule 10b-18 under the 1934 Act.

As of August 17, 2011, approximately $16.7 million remained available under the stock repurchase program, which does not have an expiration date and may be suspended or discontinued at any time. The Plan provides for share repurchases to be executed by the Company's designated broker commencing on August 22, 2011 and continuing until the entire $20.0 million in shares have been purchased, subject to certain price, market, volume and timing constraints specified in the Plan. The Company may terminate the Plan at any time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASER International

August 17, 2011	By:	Daniel M. Behrendt

Name: Daniel M. Behrendt
Title: Chief Financial Officer